                                                                    Exhibit 3.39


                                     BYLAWS

                                       OF

                               PPI HOLDINGS, INC.

                               TABLE OF CONTENTS
                               -----------------


                                                                            PAGE
                                                                            ----
ARTICLE I.  BUSINESS OFFICES .............................................   1

            Section 1.   Principal Executive Office.......................   1
            Section 2.   Other Offices....................................   1

ARTICLE II. SHAREHOLDERS

            Section 1.   Time of Annual Meetings..........................   1
            Section 2.   Call of Special Meetings.........................   1
            Section 3.   Place of Annual and Special Meetings.............   1
            Section 4.   Time and Manner of Giving Notice of Annual
                           and Special Meetings...........................   1
            Section 5.   Business to be Conducted; Contents of Notice.....   2
            Section 6.   Quorum...........................................   2
            Section 7.   Shareholder Action by Written Consent in Lieu
                           of Meeting.....................................   2
            Section 8.   Waiver of Notice.................................   3
            Section 9.   Inspectors of Election...........................   3
            Section 10.  Voting Procedure.................................   3
            Section 11.  Cumulative Voting for Election of Directors......   4
            Section 12.  Record Dates and Closing of Stock Books..........   4

ARTICLE III.  BOARD OF DIRECTORS..........................................   5

            Section 1.   Powers...........................................   5
            Section 2.   Number, Tenure and Qualifications................   5
            Section 3.   Regular Meetings.................................   5
            Section 4.   Special Meetings; Call and Notice................   5
            Section 5.   Place of Special Meetings........................   6
            Section 6.   Participation by Telephone.......................   6
            Section 7.   Quorum ..........................................   6
            Section 8.   Action at Meeting................................   6
            Section 9.   Waiver of Notice.................................   6
            Section 10.  Action by Written Consent Without Meeting .......   6

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

                                                                            PAGE
                                                                            ----
            Section 11.  Removal..........................................   6
            Section 12.  Resignations.....................................   7
            Section 13.  Vacancies........................................   7
            Section 14.  Compensation.....................................   7
            Section 15.  Committees; Limitations on Powers................   7

ARTICLE IV. OFFICERS......................................................   8

            Section 1.   Titles and Term..................................   8
            Section 2.   Inability to Act.................................   8
            Section 3.   Removal..........................................   8
            Section 4.   Vacancies........................................   8
            Section 5.   Chairman of the Board............................   8
            Section 6.   President........................................   8
            Section 7.   Vice Presidents..................................   8
            Section 8.   Secretary........................................   9
            Section 9.   Treasurer........................................   9
            Section 10.  Chief Financial Officer..........................   9
            Section 11.  Assistant Officers...............................   9
            Section 12.  Salaries.........................................   9
            Section 13.  Officers Holding More Than One Office............   9

ARTICLE V. MISCELLANEOUS..................................................  10

            Section 1.   Certificates.....................................  1O
            Section 2.   Representation of Shares in Other Corporations...  10
            Section 3.   Annual Report to Shareholders....................  10
            Section 4.   Indemnification; Advance of Litigation Expenses;
                            Insurance.....................................  10
            Section 5.   Amendments.......................................  11

CERTIFICATE OF ADOPTON OF BYLAWS..........................................  11

                                     BYLAWS

                                       OF

                               PPI HOLDINGS, INC.

ARTICLE I.  BUSINESS OFFICES

        Section 1. Principal Executive Office. The principal executive office of the corporation shall be located at 2340 Bert Drive, in the City of Hollister, County of San Benito, State of California.

        Section 2. Other Offices. The corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the corporation may require.

ARTICLE II. SHAREHOLDERS

        Section 1. Time of Annual Meetings. The annual meeting of the shareholders of the corporation shall be held each year on a date and at a time fixed by the President of the corporation each year, provided that the President may select a different date and/or time from year to year, and provided further that an annual meeting of the shareholders will be held no more than fifteen
(15) months after the immediately prior annual meeting of the shareholders.

        Section 2. Call of Special Meetings. A special meeting of the shareholders may be called at any time by the Chairman of the Board, the President, the Board of Directors, or by one or more shareholders entitled to cast not less than ten percent (10%) of the votes at such meeting. Such meeting may be called for any purpose whatsoever.

        Section 3. Place of Annual and Special Meetings. All annual and special meetings of the shareholders shall be held at the principal executive office of the corporation unless otherwise prescribed by statute or designated by the person or persons calling the meeting; provided, however, that, whether or not such designation is made in the notice of meeting, any annual or special meeting may be held at any place designated by written consent of all the persons entitled to vote thereat, which written consent may be given either before or after the meeting.

        Section 4. Time and Manner of Giving Notice of Annual and Special Meetings. Written notice of all annual and special meetings of the shareholders of the corporation shall be given to each shareholder entitled to vote, either personally or by first-class mail or other means of written communication (which, wherever used in these Bylaws, includes, without limitation, facsimile and telegraphic communication), charges prepaid, addressed to the shareholder at his address appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. Notice of any such meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before the meeting. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless a meeting is adjourned for more than forty-five (45) days or if, after the adjournment, a new record date is fixed for the adjourned meeting.

        Section 5. Business to be Conducted; Contents of Notice. At each annual meeting of the shareholders, directors shall be elected to hold office until the next annual meeting, and such other business shall be transacted as may properly come before the meeting.

        The notice of an annual or special meeting of the shareholders shall state (i) the place, date and hour of the meeting, (ii) if directors are to be elected, the names of the nominees which management intends, at the time of the mailing of the notice, to present for election, and (iii) such other matters, if any, as may be expressly required by statute, including action on a contract or other transaction with an interested director, amendment of the Articles of Incorporation, reorganization or voluntary dissolution of the corporation, or distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any. The notice of an annual meeting shall also state those other matters, if any, which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of a special meeting shall state the general nature of the business to be transacted, whether or not included in any of the foregoing categories, and no other business may be transacted.

        Section 6. Quorum. The presence, in person or by proxy, of the persons entitled to vote a majority of the shares entitled to vote at any meeting constitutes a quorum for the transaction of business. The shareholders present at a meeting duly called or held at which a quorum is initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, but any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.

        In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented at the meeting, but no other business may be transacted unless a quorum was initially present, as provided above in this Section.

        Section 7. Shareholder Action by Written Consent in Lieu of Meeting. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without notice, except as hereinafter set forth in this Section, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that

        (a) directors may not be elected by written consent (other than to fill a vacancy not filled by the directors) except by unanimous written consent of all shares entitled to vote for the election of directors; and

        (b) if the consents of less than all shareholders entitled to vote have been solicited in writing, and if less than all the shareholders have consented in writing, then (i) if the consent was solicited with respect to a matter described in Section 603(b)(1) of the California Corporations Code, at least ten
(10) days' advance notice shall be given to all the shareholders before the consummation of the action authorized by such approval, and (ii) if the consent was solicited with respect to any other action, prompt notice shall be given to all the shareholders after the taking of such action.

        Any written consent may be revoked by a writing received by the corporation prior to, but not after, the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation.

        Section 8. Waiver of Notice. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and whenever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the Minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the Minutes of the meeting.

        Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the Minutes thereof, except as otherwise provided in Section 601 (e) of the California Corporations Code or in the Articles of Incorporation or in these Bylaws.

        Section 9. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. The duties of inspectors shall be as prescribed by Section 707 of the California Corporations Code.

        Section 10. Voting Procedure. The voting at all meetings of shareholders, including the voting for directors, need not be by written ballot, unless voting by written ballot is demanded by any shareholder at the meeting before the voting begins. Upon such demand, the voting shall be by written ballot, and each ballot shall state the name of the shareholder voting and the number of shares voted by such shareholder. If such ballot be cast by a proxy, it shall also state the name of such proxy.

        Every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such shareholder. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy, or unless the writing states that it is irrevocable and is held by a person specified in Section 705(e) of the California Corporations Code, in which event it is irrevocable for the period specified in said writing.

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


        Section 11. Cumulative Voting for Election of Directors. Every shareholder shall have the right to cumulate his votes in the election of directors (that is, he may give one candidate an aggregate number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or he may distribute his aggregate number of votes among two or more of the candidates in such proportions as he wishes) if: (a) the candidate for whom he proposes to vote cumulatively has been placed in nomination prior to the voting; and (b) one or more shareholders has given notice at the meeting, prior to the voting, of his intent to cumulate his votes. The candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, shall be elected.

        Section 12. Record Dates and Closing of Stock Books. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, then, subject to the provisions of the California Corporations Code, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

        If no record date is so fixed, then the record date:

        (a) for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived or not given, at the close of business on the business day next preceding the day on which the meeting is held;

        (b) for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and

        (c) for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

        A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

        The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders meeting, the date when the right to any dividend, distribution or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

ARTICLE III. BOARD OF DIRECTORS

        Section 1. Powers. The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board of Directors, subject to any limitations in the Articles of Incorporation or these Bylaws and subject to any provision of the California Corporations Code requiring shareholder authorization or approval for a particular action. The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised, under the ultimate direction of the Board of Directors.

        Section 2. Number, Tenure and Qualifications. The authorized number of directors of the corporation shall be one (1) until changed by amendment of the Bylaws approved by the shareholders.

        If the number of directors is, or at any time becomes, five (5) or more, then an amendment reducing the authorized number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.

        Directors shall hold office until the next annual meeting of shareholders and until their respective successors are elected. If any such annual meeting is not held, or if the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Directors need not be shareholders.

        Section 3. Regular Meetings. A regular organizational meeting of the Board of Directors shall be held annually without notice immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide for other regular meetings from time to time by resolution.

        Section 4. Special Meetings; Call and Notice. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, or the President or any Vice President, or the Secretary or any two (2) directors if there is then in office more than one (1) director. Written notice of the time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone or telegraph to each director at least forty-eight (48) hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least four (4) days before the meeting. Notice of any meeting of the Board of Directors need not be given to any director who waives notice in accordance with Section 9 of this Article III, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board of Directors.

        Section 5. Place of Special Meetings. Special meetings of the Board of Directors may be held at any place within or without the State of California which has been designated in the notice of meeting, or if not stated in the notice, at the principal executive office of the corporation or any place designated by a resolution duly adopted by the Board of Directors.

        Section 6. Participation by Telephone. Members of the Board of Directors may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

        Section 7. Quorum. A quorum at all meetings of the Board of Directors shall be a majority of the authorized number of directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

        Section 8. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

        Section 9. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the Minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the Minutes of the meeting.

        Section 10. Action by Written Consent Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the Minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

        Section 11. Removal. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

        The entire Board of Directors or any individual director may be removed from office, without cause, by the affirmative vote or written consent of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; provided, however, that unless the entire Board of Directors is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, if all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

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


        No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

        A director may not be removed, prior to the expiration of his term of office, except by court order or as provided in this Section.

        Section 12. Resignations. Any director may resign, effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

        Section 13. Vacancies. Except for a vacancy created by the removal of a director (which removal shall include, for the purposes of this Section, the declaration of a vacancy in accordance with the first paragraph of Section 11 of this Article III), all vacancies in the Board of Directors, whether caused by resignation, death, or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or special meeting of the shareholders. Vacancies created by the removal of a director may be filled only by approval of the shareholders, by the vote provided in Section 305 of the California Corporations Code. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of a majority of the outstanding shares entitled to vote.

        Section 14. Compensation. The Board of Directors shall from time to time determine whether a salary shall be paid to directors for their services as such, and, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and expenses for attending committee meetings.

        Section 15. Committees; Limitations on Powers. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate an executive committee or one or more other committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The appointment of members or alternate members of a committee shall require the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the corporation, except with respect to (a) the approval of any action which also requires action by the shareholders, (b) the filling of vacancies on the Board of Directors or any committee, (c) the fixing of compensation of directors for serving on the Board of Directors or a committee, (d) the adoption, amendment or repeal of the Bylaws, (e) the amendment or repeal of any resolution of the Board of Directors which, by its express terms, is not so amendable or repealable, (f) a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors, and (g) the appointment of other committees of the Board of Directors or the members thereof.

ARTICLE IV. OFFICERS

        Section 1. Titles and Term. The officers of the corporation shall be a Chairman of the Board or a President, or both, a Secretary, and a Chief Financial Officer. In addition, the Board of Directors may appoint such other officers (which term shall include, without limitation, Vice Presidents and assistant officers) as the directors may deem expedient for the proper conduct of the business of the corporation. All officers shall be chosen by the Board of Directors and serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment. Any officer may resign at any time, upon written notice to the corporation, without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

        Section 2. Inability to Act. In the absence or inability to act of any officer of the corporation and of any person authorized to act in his place, the Board of Directors may, from time to time, delegate the powers or duties of such officer to any person it selects.

        Section 3. Removal. Any officer chosen by the Board of Directors may be removed at any time, with or without cause, by the unanimous written consent of the directors then in office or the affirmative vote of a majority of the directors present at any meeting lawfully held at which a quorum is present.

        Section 4. Vacancies. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term, if any.

        Section 5. Chairman of the Board. The Chairman of the Board, if such office is filled by the Board of Directors, shall, if present, preside at all meetings of shareholders and the Board of Directors and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

        If the directors do not fill the office of President, the Chairman of the Board shall also have the duties of President.

        Section 6. President The President shall be the general manager and chief executive officer of the corporation, subject to the control of the Board of Directors. As such, he shall, in the absence of the Chairman of the Board or if such office is not filled, preside at all meetings of shareholders and perform the other duties of Chairman of the Board; shall, if a member, preside at all meetings of the Board of Directors; shall have general supervision of the affairs of the corporation; shall make reports to the Board of Directors and shareholders; and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

        Section 7. Vice Presidents. In the absence of the President, or in the event of such offcer's death, disability or refusal to act, the Vice President, if such office is filled by the Board of Directors, or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their selection, or in the absence of any such designation, then in the chronological order of their selection, shall perform the duties of President, and when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. Each Vice

President shall also have such other powers and discharge such other duties as may be assigned from time to time by the Board of Directors.

        Section 8. Secretary. The Secretary shall see that notices for all meetings are given in accordance with the provisions of these Bylaws and as required by law, shall keep Minutes of all meetings, shall have charge of the seal, if any, and the corporate books, and shall make such reports and perform such other duties as are incident to such office, or are properly required by the Board of Directors.

        Section 9. Treasurer. The Treasurer shall have responsibility for custody of all moneys and securities of the corporation and shall keep or provide for the keeping of regular books of account. Such officer shall be responsible for disbursement of the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, from time to time, as may be required of such officer, an account of all transactions as Treasurer and of the financial condition of the corporation. Such officer shall perform all duties incident to such office or which are properly required by the Board of Directors. If at any time there is no person who has been designated as the Chief Financial Officer, but there is a person who has been designated as the Treasurer, then the Treasurer shall be deemed to be the Chief Financial Officer.

        Section 10. Chief Financial Officer. The Chief Financial Officer shall, under the direction of the Board of Directors and the President, have primary responsibility for financial planning for the corporation, for monitoring the implementation and progress of the financial plans of the corporation, and for reporting thereon to the Board of Directors and the President. If at any time there is no person who has been designated as the Treasurer, but there is a person who has been designated as the Chief Financial Officer, then the Chief Financial Officer shall be deemed to be the Treasurer.

        Section 11. Assistant Officers. Assistant officers, in the order designated at the time of their selection, or in the absence of any such designation, in the chronological order of their selection, shall, in the absence or disability of the officers to whom they are assistants, or in the event of such officers' refusal to act, perform the duties of such officers, and when so acting, shall have all the powers of, and be subject to all restrictions upon, such officers. Each assistant officer shall also exercise such powers and discharge such duties as may be assigned from time to time by the Board of Directors.

        Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

        Section 13. Officers Holding More Than One Office. Any two or more offices may be held by the same person.

ARTICLE V.  MISCELLANEOUS

        Section 1. Certificates. Certificates of stock shall be issued in numerical order and each shareholder shall be entitled to a certificate signed in the name of the corporation by the Chairman of the Board, the President, or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, certifying to the number and the class or series of shares owned by such shareholder. Any or all of the signatures on the certificate may be facsimile. Prior to due presentment for registration of transfer in the stock transfer book of the corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California.

        Section 2. Representation of Shares in Other Corporations. Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of this corporation by the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary.

        Section 3. Annual Report to Shareholders. So long as this corporation shall have fewer than one hundred holders of record of its shares (determined as provided in Section 605 of the California Corporations Code), the requirement to cause an annual report to be sent to the shareholders within one hundred twenty
(120) days after the close of the fiscal year and at least fifteen (15) days prior to the annual meeting of the shareholders, as provided in Section 1501 of said Code, is expressly waived pursuant to said Section 1501.

        Section 4. Indemnification; Advance of Litigation Expenses; Insurance. The corporation shall, to the maximum extent permitted by law, indemnify each of its agents against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with all threatened, pending or completed actions or proceedings, including civil, criminal, administrative, arbitration and investigative actions and proceedings, including any appeal therein, which arise by reason of the fact that any such person is or was an agent of the corporation. For purposes of this Section, an "agent" of the corporation includes, without limitation, any person who is or was a director, officer, employee or other agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, trustee, partner (general or limited), or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise.

        The corporation shall, to the maximum extent permitted by law, advance to each of its agents expenses incurred in defending any proceeding of the type referred to in the first sentence of this Section, prior to the final disposition of such proceeding, upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Section.

        The corporation shall have the power to purchase and maintain insurance on behalf of any "agent" against any liability asserted against or incurred by the agent in such capacity

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


or arising out of the agent's status as such whether or not the corporation would be permitted by law to indemnify the agent against such liability.

        Section 5. Amendments. Bylaws may be adopted, amended, or repealed by the vote or the written consent of the shareholders entitled to exercise a majority of the voting power of the corporation. Subject to the right of shareholders to adopt, amend, or repeal bylaws, the Bylaws may be adopted, amended, or repealed by the Board of Directors, provided, however, that a bylaw or amendment thereof changing the authorized number of directors may be adopted by the Board of Directors only if these Bylaws permit an indefinite number of directors and the bylaw or amendment thereof adopted by the Board of Directors changes the authorized number of directors within the limits specified in these Bylaws.

        Whenever an amendment or new bylaw is adopted, the text of such amended or new bylaw shall be entered in the minute book copy of the Bylaws, in the appropriate place, with a notation as to the manner and effective date of such amendment or adoption. If any bylaw is repealed, the fact of such repeal, including a notation as to the manner and effective date of such repeal, shall be entered at the appropriate place in the minute book copy of the Bylaws.

                                  *******

                        CERTIFICATE OF ADOPTION OF BYLAWS

        I, the undersigned, the duly elected and acting Secretary of PPI Holdings, Inc., a California corporation, do hereby certify that the foregoing Bylaws were adopted as the Bylaws of said corporation by the Sole Incorporator of said corporation as of August 12, 1999.

        IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation as of August 30, 1999.

                                                LEIF SYRSTAD
                                                -----------------------
                                                Leif Syrstad, Secretary

(Seal)

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